UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT — May 23, 2002

COMMISSION FILE NUMBER 1-6780

RAYONIER INVESTMENT AND SAVINGS PLAN
FOR SALARIED EMPLOYEES
(Full title of the Plan)

RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number l3-2607329

50 North Laura Street, Jacksonville, Florida 32202
(Principal Executive Office)

Telephone Number: (904) 357-9100

RAYONIER INC.

i

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 17, 2002, the Board of Directors of Rayonier Inc., upon the recommendation of the Audit Committee, appointed Deloitte & Touche LLP as the Company’s independent accountants. On May 22, 2002, such appointment became effective. Deloitte & Touche LLP will also serve as the independent accountant for the Rayonier Investment and Savings Plan for Salaried Employees (the “Plan”) financial statements beginning with the Plan year ended December 31, 2001. Deloitte & Touche LLP replaces Arthur Andersen LLP (“Andersen”) as independent accountants for the Plan.

Since March 15, 2002, the Company had discussions with Deloitte & Touche LLP regarding the possibility of engagement as the Plan’s new independent accountants. These discussions did not include any of the issues outlined in Item 304(a)(2) of Regulation S-K and did not affect any of the Plan’s past or future treatment of any accounting, auditing or financial reporting issue.

Andersen’s reports on the Plan’s financial statements for each of the years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2000 and 1999 and through the date of this filing, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Plan.

None of the reportable events described under Item 304 (a) (1) (v) of Regulation S-K occurred within the Plan’s two most recent fiscal years and the subsequent interim period through May 23, 2002.

The Company provided Andersen with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 23, 2002, stating its agreement with such statements.

1

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

( c ) Exhibits

Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002.	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

By:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort Vice President and Corporate Controller
May 23, 2002

2

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002.	Filed herewith

3